UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Ameron International Corporation

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On March 17, 2011, Ameron International Corporation issued the following statement from its Board of Directors regarding certain proxy advisory service recommendations:

N E W S R E L E A S E

March 17, 2011

Ameron’s Board Comments on Proxy Advisory Service Recommendations

Egan-Jones Supports Ameron; Board Strongly Disagrees with ISS

Urges Shareholders to Reject Barington’s Nominee and Opportunistic Motives

PASADENA, Calif.—(BUSINESS WIRE)— The Board of Directors of Ameron International Corporation (NYSE:AMN—News) today issued the following statement regarding the reports of proxy advisory services Egan-Jones Proxy Services (Egan-Jones) and Institutional Shareholder Services (ISS) on the Barington Capital’s proxy solicitation.

“Egan-Jones clearly recognized that Barington has offered no positive ideas, plans or strategies to build value at Ameron. While ISS has a track record of supporting dissidents, we believe its analysis is flawed and not in the best interest of our stockholders.”

In its analysis, Egan-Jones commented:

“We believe that the support for the management ballot is merited and that voting the management ballot is in the best interest of the Company and its shareholders.

In arriving at that conclusion, we have considered the following factors:

1. Significant corporate governance improvements have either been made or are in the process of being made by the Company, particularly in the following respects:

a. executive compensation, transitioning to a more relevant peer group terms of comparable revenues

b. in light of a heavy shareholder support in 2010 for an independent chairman, amendment by the Company of its bylaws to provide for separation of the roles of CEO and Chairman and for an independent Chairman

c. the Company’s plans to appoint an independent chairman upon expiration of Mr. Marlen’s contract in March, 2012, and appointment of a Lead Independent Director during the intervening 12 months.

d. retention by the Company of an executive search firm to begin a CEO search to identify and hire Mr. Marlen’s successor.

2. There is a lack of sufficient specificity in the plans so far announced by the dissidents that would proportedly[sic] lead to improvements in shareholder value.

3. We are not convinced that addition of dissident nominee James Mitarotunda[sic] to the Company’s board of directors would work to the benefit of the shareholders.

The nominees appear qualified and we recommend vote “FOR” this Proposal on the GOLD proxy card provided by the management.”

The Board also noted that it believes that ISS reached the wrong conclusion in its recommendation regarding Barington’s proxy contest to replace James Marlen and David Davenport on the Company’s Board of Directors. ISS’ analysis gave scant mention to the fact that Ameron has been well-managed for many years and is succeeding, with a strong balance sheet and excellent growth potential, despite difficult market conditions. ISS also chose to focus on the short term and ignore Ameron’s excellent long-term performance. In addition, ISS explicitly stated that in making its determination, it did not require that Mr. Mitarotonda provide a detailed plan of action for Ameron’s future, or prove that his plan is preferable to the Company’s existing plans.

The Board of Directors also stated, “We are of the strongly held view that the election of Mr. Mitarotonda would be disruptive to the Company and detrimental to our stockholders, and are extremely pleased that Egan-Jones has recognized this. We are disappointed that ISS appears to have seriously missed the mark in its analysis.”

If you want to reject Barington, do NOT use their white card to send your message. Instead, fill out the GOLD card to support the Company.

About Ameron International Corporation

Ameron International Corporation (“Ameron” or “the Company”) is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials; and products used in infrastructure projects. The Company’s businesses operate in North America, South America, Europe and Asia. The Company also has partial ownership in several unconsolidated affiliates in the Middle East.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the intentions, plans, expectations and beliefs of Ameron, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended November 30, 2010. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

Vote the GOLD Proxy Card to Support Your Board’s Nominees

Please vote your GOLD proxy today and support your Company. Even if you have sent a white proxy card to Barington, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed GOLD proxy card in the enclosed envelope. Only your latest dated proxy counts. If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., LLC

Call Toll Free at (800) 662-5200

or

Call Collect at (203) 658-9400

or email at: ameron.info@morrowco.com

Additional Information and Where to Find It

Ameron has filed with the Securities and Exchange Commission (“SEC”), and has mailed to stockholders, a proxy statement in connection with its 2011 Annual Meeting of stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of these documents and other documents filed with the SEC by Ameron through the website maintained by the SEC at http://www.sec.gov and at http://www.ezodproxy.com/ameron/2011, or by writing to Ameron International Corporation, 245 South Los Robles Avenue, Pasadena, California 91101-3638.

Certain Information Regarding Participants

Ameron and its Directors are, and certain of its officers may be deemed to be, participants in the solicitation of proxies with respect to the 2011 Annual Meeting of stockholders. A description of the direct and indirect interests of the participants, by securities holdings or otherwise, was contained in Ameron’s proxy statement that was filed with the SEC on February 28, 2011.

Ameron International Corporation

Media: Brunswick Group, Steven Lipin/Christina Stenson

Telephone: 212-333-3810

Investors: Gary Wagner, Senior Vice President, Finance and Administration & Chief Financial Officer

James R. McLaughlin, Senior Vice President, Corporate Development & Treasurer

Telephone: 626-683-4000

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